Exhibit 99.1
Corporate Property Associates 14 Incorporated
Supplemental Information
As of June 30, 2009
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA14.com

Corporate Property Associates 14 Incorporated
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income attributable to CPA®:14 shareholders	$18,584	$10,224	$24,568	$32,411 (a)
Depreciation, amortization, and other non-cash charges	8,574	8,880	18,086	17,751
Straight-line and other rent adjustments	(835)	(916)	2,598	(1,237)
Gain on sale of real estate	(8,209)	(159)	(8,611)	(159)
FFO adjustment to earnings from equity investments	4,371	1,956	7,402	6,080
FFO adjustment to share of earnings of noncontrolling interests	(373)	(480)	(801)	(1,006)

FFO	$22,112	$19,505	$43,242	$53,840

FFO per share (b)	$0.28	$0.26	$0.54	$0.68

Weighted average shares outstanding	87,485,222	88,191,615	87,721,704	88,105,996

(a)     Net income for the six months ended June 30, 2008 included the recognition of $10.9 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b) FFO per share calculation:

FFO	$22,112	$19,505	$43,242	$53,840
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,194	3,018	4,414	6,113

FFO numerator in determination of FFO per share	$24,306	$22,523	$47,656	$59,953

Weighted average shares outstanding including dilutive effect of shares issued in satisfaction of fees due	87,485,222	88,191,615	87,721,704	88,105,996

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 14 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities — as reported	$40,464	$57,149
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	5,270	2,131
Distributions paid to noncontrolling interests, net (b)	(1,740)	(1,560)
Changes in working capital (c)	3,232	(162)
Advisor settlement (d)	—	(10,868)

Adjusted cash flow from operating activities	$47,226	$46,690

Adjusted cash flow per share	$0.54	$0.53

Distributions declared per share	$0.3957	$0.3913

Payout ratio (distributions per share/adjusted cash flow per share)	73%	74%

Weighted average shares outstanding	87,721,704	88,105,996

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the third quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.

(d)	In April 2008, we received $10.9 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
(in thousands)
Top Ten Tenants by Rent (Pro Rata Basis)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent	Total Annualized Rent
Carrefour France SAS (a)	$20,121	10%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	11,862	6%
Advanced Micro Devices, Inc.	7,448	4%
Dick’s Sporting Goods, Inc.	7,130	4%
True Value Company	6,691	3%
PETsMART, Inc.	5,541	3%
Atrium Companies, Inc.	5,265	3%
Life Time Fitness, Inc.	5,202	3%
Perkin Elmer, Inc. (a)	4,687	2%
Tower Automotive Products Co., Inc.	4,629	2%

Total	$78,576	40%

Weighted Average Lease Term for Portfolio: 10.2 years
5-Year Historical Occupancy Trend

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$42,765	22%
Midwest	39,624	20%
West	38,920	20%
South	37,028	19%

U.S. Total	158,337	81%

International
France	20,367	10%
Germany	11,862	6%
Finland	4,687	2%
Other (a)	1,742	1%

International Total	38,658	19%

Total	$196,995	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Industrial	$63,035	32%
Warehouse/Distribution	55,447	28%
Office	32,340	16%
Retail	25,416	13%
Other Properties (b)	20,757	11%

Total	$196,995	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants in The Netherlands and the United Kingdom.

(b)	Includes revenue from tenants with the following property types: sports (4.2%), theater (2.4%), education (2.3%), self-storage/trucking (1.7%), and land (0.03%).

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

		Percentage of
Industry Type (a)	Annualized Rent	Annualized Rent
Retail Trade	$53,918	27%
Electronics	28,429	14%
Automobile	17,296	9%
Construction and Building	17,118	9%
Leisure, Amusement, Entertainment	14,562	7%
Transportation — Cargo	9,202	5%
Beverages, Food, and Tobacco	8,550	4%
Consumer Non-durable Goods	7,152	4%
Chemicals, Plastics, Rubber, and Glass	6,933	4%
Business and Commercial Services	6,653	3%
Healthcare, Education and Childcare	6,143	3%
Machinery	4,182	2%
Media: Printing and Publishing	3,883	2%
Mining, Metals, and Primary Metal Industries	2,450	1%
Buildings and Real Estate	2,141	1%
Aerospace and Defense	1,847	1%
Consumer and Durable Goods	1,422	1%
Other (b)	5,114	3%

Total	$196,995	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: forest products and paper (0.7%), hotels and gaming (0.7%), transportation — personal (0.6%), grocery (0.5%), and banking (0.1%).